UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
[X] Definitive Information Statement


                         Capitol Communities Corporation
--------------------------------------------------------------------------------

                  (Name of Registrant as Specified in Charter)

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[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

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[ ] Fee paid previously with preliminary materials.

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    O-11(a)(2) and identify  the filing for  which  the offsetting fee  was paid previously.  Identify the previous filing  by registration statement number,
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



                         CAPITOL COMMUNITIES CORPORATION
                      900 North Federal Highway, Suite 410
                            Boca Raton, Florida 33432
                             ----------------------

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 27, 2002


To Our Stockholders:

         The Annual Meeting of Stockholders of Capitol Communities Corporation (the "Company") will be held Friday, September 27, 2002, at 10 a.m. Eastern Standard Time, at the offices of the Company, 900 North Federal Highway, Suite 410, Boca Raton, Florida 33432.

     The purposes of the meeting are:

     1.   To elect a Board of Directors to serve for the ensuing year;

     2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         Holders of the Company's Common Stock of record at the close of business on August 12, 2002, are entitled to receive notice of and to vote at the meeting.

         The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company, pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (the "Exchange Act"), to provide notice of the Company's Annual Meeting of Stockholders.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                            For the Board of Directors


                                            /s/  Michael G. Todd
                                            -------------------------------
                                                 Michael G. Todd, President


September 5, 2002

                         CAPITOL COMMUNITIES CORPORATION
                        900 N. Federal Highway, Suite 410
                            Boca Raton, Florida 33432

                              INFORMATION STATEMENT
                         Annual Meeting of Shareholders
                               September 27, 2002

         This information Statement is being furnished on behalf of the Board of Directors of Capitol Communities Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Friday, September 27, 2002, at 10 a.m. Eastern Standard Time at the principal place of business of the Company, 900 N. Federal Highway, Suite 410, Boca Raton, Florida 33432. This Information Statement is first being mailed or provided to stockholders of the Company on or about September 5, 2002.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                VOTING AT MEETING

         This Information Statement is first being sent or given to stockholders on September 5, 2002. The common stock, $0.01 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Stockholders of record at the close of business on August 12, 2002, the record date for determining stockholders entitled to notice, are the only stockholders entitled to vote at the meeting. As of the record date, there were 1,106 shares of Common Stock outstanding and approximately 24,750,361 holders of the Common Stock. Each record holder of the Company's Common Stock is entitled to one vote for each share of common stock held.

         The  shares  owned  by Boca  First  Capital  LLLP,  a  Florida  limited liability limited partnership ("Boca First Capital"), the controlling shareholder of the Company, will be voted for the election of directors recommended by the Board of Directors. See also discussion below, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                               QUORUM FOR MEETING

         The By-Laws of the Company require, for a quorum, the presence at the meeting in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

                              ELECTION OF DIRECTORS

         Three (3) directors are to be elected to hold office for one year or until their successors are elected and qualified. The Company has been informed that Boca First Capital intends to nominate and cast its votes for the persons named below. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect a director.

         As of August 12, 2002, Boca First Capital is the beneficial owners of approximately 16,000,000 shares or 64.7% of the common stock of the Company, and as such can elect the three Directors named below to the Company's Board of Directors at the stockholders annual meeting.

         Brief biographies of the nominees for the Board of Directors of the Company, setting forth the nominees ages as of August 12, 2002, an account of their business experience and other information appear below. All such nominees are members of the present Board of Directors.

Michael G. Todd 53: Mr. Todd has served as a Director and President of the Company since 1995. He is also the sole Director and President of the Company's wholly-owned subsidiary, Capitol Development of Arkansas, Inc. Mr. Todd has extensive experience in the banking industry, having been the President and Chief Executive Officer of two Southern California banks, Orange City Bank and Bay Cities National Bank. Mr. Todd is a limited partner of Boca First Capital, the controlling shareholder of the Company, and a managing member of Addison Capital Group LLC ("Addison"), the general partner of Boca First Capital.

Thomas Blake 69: Mr. Blake has been a Director of the Company since March 1997, when he was appointed by the Board of Directors to succeed Ronald J. Campbell. Mr. Blake is the Director, Business/ Finance, of Glenwood L. Garvey Associates, an urban planning and consulting firm. As Special Advisor to Self-Cleaning Environments USA, Inc., a manufacturer of environmentally friendly waste disposal units, Blake provides consulting services regarding business planning, financing, and marketing. He is the founder and former principal of Thomas C. Blake Consulting, an advisory service firm, and was Chief Executive Officer of Interstate Group Administrators, Inc., a benefit services company. He is a director of West Coast Savings & Loan and formerly was a director of various other financial institutions.

Raymond C. Baptista 59: Mr. Baptista has been a Director of the Company since May , 2001. He was appointed by the Board of Directors to succeed Robert R. Neyland upon Mr. Neyland's resignation from the Board. Mr. Baptista has 25 years experience in banking and finance, both nationally and internationally. He has also been actively involved in real estate acquisitions and development and was president and CEO of a national real estate management company. Mr. Baptista has served as the Company's Vice President of Finance since October, 1997.

         The Board of Directors held 12 meetings or meetings by teleconference during the fiscal year ended September 30, 2001. All Directors attended or participated by teleconference at least eighty percent of the meetings. The Company has no audit, nominating or compensation committees.

                               EXECUTIVE OFFICERS

          The By-Laws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

         Brief statements setting forth the age, as of the date of this Information Statement, the offices held and the business experience during the past five years of each executive officer appearing below.

Michael G. Todd 53: Chairman of the Board and President. For the biography of Mr. Todd see "Election of Directors."

David Paes 47: Vice President and Treasure. Mr. Paes is Executive Vice President and a controlling shareholder of Maumelle Enterprises, a real estate management company that currently provides management and administrative service to the Company. He has been involved in real estate development as a chief financial officer of two real estate land companies since 1977, and is a certified public accountant.

Raymond C. Baptista 59: Vice President of Finance and Secretary. Mr. Baptista has 25 years experience in banking and finance, both nationally and internationally. He has also been actively involved in real estate acquisitions and development and was president and CEO of a national real estate management company.

Ashley Bloom 28: Vice President. Mr. Bloom is a certified public accountant and has been involved in real estate development since 1998, primarily in South Florida. Prior to developing real estate, Mr. Bloom was an associate in the South Florida Financial Advisory Services of Coopers & Lybrand LLP, with a focus on litigation consulting and corporate finance, including cash flow budgeting, financial modeling, economic analysis and financial due diligence. Mr. Bloom is the son of Howard Bloom, a limited partner of Boca First, the controlling shareholder of the Company.


                              RELATED TRANSACTIONS

Services Provided by Affiliated Companies

         The Company has paid fees or expects to pay fees to certain affiliated companies for various types of services, and will continue to do so in the future. These arrangements are summarized below.

         MAUMELLE ENTERPRISES, INC. AGREEMENT. The Company has an oral agreement with Maumelle Enterprises, Inc. ("Maumelle Enterprises") to provide management and administrative services for the Maumelle Property. Currently, Maumelle Enterprises manages the Company's inventory of property, oversees any sale of property, and manages administrative matters such as ensuring payment of taxes, mortgages and other expenditures incurred in management of the property. Maumelle Enterprises also represents the Company at local and state hearings that may affect the Company's property. Maumelle Enterprises now only receives 10% of its funds from the Company. David Paes, an officer of the Company and Mary Peyton, an officer of the Company's subsidiaries own 100% of the outstanding shares of Maumelle Enterprises, as of the date of this Report. Mary Peyton, the President of Capitol Homes, Inc., a wholly owned subsidiary of the Company, receives a salary of $24,000 per annum as an officer of Maumelle Enterprises. Mr. Paes, vice president, treasurer and assistant secretary of the Company, receives a salary of $58,000 per annum as an officer of Maumelle Enterprises.

         Under the oral management and administrative services agreement, payment to Maumelle Enterprises for management services depends upon the actual services rendered in a given month and the current liquidity of the Company. If funds are not available, Maumelle Enterprises has agreed to defer payment of its management fees to the extent possible. For the fiscal year ended September 30, 2001, the Company paid Maumelle Enterprises $73,618 in expenses, which included overhead expenses, and salaries. No management fees were accrued during the fiscal year ended September 30, 2001.

         SUBLEASING OF OFFICE SPACE. During the fiscal year-ended September 30, 2001, the Company subleased its principal office space in Torrance, California from DTC, a California partnership. The partnership, owned equally by Michael G. Todd and John W. DeHaven, charged the Company $2,230 per month. The Company paid DTC the total of $18,302 and accrued $1,190 in rental payments for the fiscal year ended September 30, 2001.

         SUBSEQUENT EVENTS

         CHANGE OF CONTROL:  On July 17, 2002,  Boca First Capital,  LLLP ("Boca
First"), a Florida limited liability limited partnership acquired control of Capitol Communities Corporation (the "Company") in an exchange of 16 million shares of Common Stock of the Company held by Michael G. Todd, the Company's president, and Prescott Investments, L.P. ("Prescott"), a Nevada limited partnership beneficially owned by Mr. Todd for a combined 33% interest in Boca First. Boca First is controlled by its general partner, Addison Capital Group LLC ("Addison"), a Nevada limited liability company. The manger/members of Addison are Howard Bloom, an individual residing in the State of Florida, Kenneth Richardson, an individual residing in the State of Florida and Michael
G. Todd, an individual residing in the State of California ("Addison Managers").

         CHANGE OF PRINCIPAL PLACE OF BUSINESS: Subsequent to the Company's fiscal year-end, effective July 22, 2002, the Company moved its principal place of business to 900 North Federal Highway, Suite 410, Boca Raton, Florida 33432, pursuant to a change of control in the Company on July 17, 2002. The Company currently subleases its principal office space in Boca Raton from B&G Acceptance Corporation ("B&G"), a Florida corporation controlled by Howard Bloom for $2,200 a month. The Company also pays a management fee, which includes supplies, telephone and office personnel of $3,800 to B&G. Mr. Bloom is a limited partner of Boca First and a managing member of Addison, the general partner of Boca First Capital.

         NON-QUALIFIED EMPLOYEE INCENTIVE STOCK PLAN OF CAPITOL COMMUNITIES CORPORATION. On March 6, 2002, the Company filed a Registration Statement on Form S-8 to register 3,000,000 shares. The Non-qualified Employee Incentive Stock Plan ("Plan") was approved by a majority of the shareholders by written consent, with the controlling shareholders voting to approve the Plan. As of August 15, 2002, options for 2,475,000 shares have been granted, 200,000 to officers and directors, and a total of 1,675,000 shares have been issued upon the exercise of such options, with no shares issued to officers and directors. As of August 15, 2002, there remains 525,000 shares of common stock remaining for future issuance under the Plan.

         MOTION TO DISMISS BANKRUPTCY. On August 22,2002, Capitol Development of Arkansas, Inc., the Company's wholly-owned subsidiary ("Operating Subsidiary"), filed a Motion to Dismiss Chapter 11 Proceeding with the United States Bankruptcy Court Eastern District of Arkansas, Little Rock Division. The Motion was filed by the Operating Subsidiary instead of a Plan of Reorganization predicated on the payment of all secured creditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of Common Stock as of September 30, 2001, for (i) each person who is known by the Company to be the beneficial owner of more than a 5% interest in the Company,
(ii) directors of the Company, (iii) the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B, and (iv) the directors and named executive officer of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                    Name and
Title of Class      address of                Amount and            Percent of
                    beneficial                nature of bene-       class
                    owner(1)                  ficial owner

Common Stock        Michael G. Todd(2)        2,897,589 shares      68.59%



Common Stock        Raymond Baptista          0 shares              0%

Common Stock        Thomas Blake              0 shares              0%

Common Stock        Director and Executive
                     Officers as a Group      2,897,589 shares      68.59%

(1) Unless otherwise indicated, the address of the beneficial owner is 900 N. Federal Highway, Suite 410, Boca Raton, Florida 33432.

(2) All of these shares are owned by Prescott Investments, L.P., and Granite Industries LLC. Michael G. Todd is the sole managing member of Granite Industries LLC, which is the managing general partner of Prescott LP. Todd is the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B.

                         BENEFICIAL OWNERSHIP REPORTING

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, as well as beneficial owners of more than 10 percent of any class of securities which is registered under the Exchange Act to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission (the "SEC"). Executive officers and directors are required to furnish the Company with copies of all reports filed with the SEC. Based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended September 30, 2001, all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors, officers and beneficial owners of 10% of the Company's outstanding Common Stock have been filed.



                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFERS

         The following table sets forth certain information with respect to the compensation that was paid for the fiscal year ended September 30, 2001, to the Company's executive officers.



         The following table sets forth the aggregate compensation paid by the Company for services rendered during the period indicated:

                                       SUMMARY COMPENSATION TABLE

                                                           Long-Term Compensation

                             Annual Compensation           Awards        Payouts

(a)              (b)    (c)         (d)        (e)         (f)           (g)          (h)          (i)
Name                                           Other                     Securities                All
and                                            Annual      Restricted    Underlying                Other
Principal                                      Compen-     Stock         Options/     LTIP         Compen-
Position       Year     Salary($)   Bonus($)   sation($)   Award(s)($)   SARs(#)      Payouts($)   sation($)
--------       ----     ---------   --------   ---------   -----------   ----------   ----------   ---------

Michael        9/30/00  240,000(1)         0           0             0            0           0          0
Todd,
Chairman/
President

David          9/30/01        0            0           0             0            0           0          0
Paes (2)
Vice president,
Treasurer & Ass.
Secretary

Ray Baptista(3)               0            0           0             0            0           0          0

-------------


(1) Michael G. Todd has been employed as President of the Company since November 1994. During fiscal year, Mr. Todd was paid $30,000, which is deferred and current compensation for the period October 1, 2000, through September 30, 2001. For the fiscal year, Mr. Todd deferred $210,000. Mr. Todd was suppose to accrue one-half or $10,000 of his $20,000 per month salary, but to the financial condition of the Company has accrued more than scheduled.

(2) David Paes has been Vice-President of the Company since July 1995, and devotes approximately 40% of his time to its operations. Paes has received no salary or other compensation from the Company from October 1, 1999 through September 30, 2001.

(3) Raymond C. Baptista has been Vice President of the Company since October, 1997.

         The Company's written employment agreement, which agreed to pay Todd $20,000 a month to perform his duties of President, expired on September 30, 2000. On April 24, 2002, the Company executed a new employment agreement with Mr. Todd, with an annual salary of $120,000; however, Mr. Todd has agreed to defer compensation until the Company has operating funds available to pay normal operating funds. The Company is not party to any other employment agreements.



                     EQUITY COMPENSATION PLAN INFORMATION(1)

Plan         No. of Securities     Weighted-average         No. of securities re-
Category     to be issued upon     exercise price of        maining available
             exercise of out-      outstanding options,     for future issuance under
             standing options,     warrants & rights        equity compensation plan
             warrants & rights                              (excluding securities reflect-
                                                            ed in column (a))

None         -0-                   -0-                      -0-

Total        -0-                   -0-                      -0-


(1) See discussion above, "Subsequent Events."

                              DIRECTOR COMPENSATION

         Outside directors are compensated for their services in the amount of $500 per month. Outside director Thomas Blake has agreed to defer such compensation until the Treasurer of the Company determines that sufficient funds are available to make such payments. Such compensation has been deferred since April 1994, and continues to be deferred. For the fiscal year ended September 30, 2001, the Company had a deferred liability in the amount of $6,000 for outside directors' compensation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Joel S. Baum, P.A., has served as the independent auditors of the Company for the fiscal year ended September 30, 2001, and has been appointed by the Board of Directors to serve as the Company's independent auditors for the fiscal year ending September 30, 2002. The accounting firm of Joel S. Baum has informed the Company that it will not have representatives at the Company's Annual Meeting.

                                   AUDIT FEES

         The Company's outside auditors billed an aggregate of $17,400 for professional services rendered for the audit of the Company's annual financial statements for the year ended September 30, 2001, and for the reviews of the financial statements included in the Company's quarterly statements on Form 10-QSB for that year.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         None.


                                 ALL OTHER FEES

         No other fees were billed to the Company by its principal accountant, other than audit fees discussed above, "AUDIT FEES."

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the Company's 2002 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 1, 2002 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to the meeting.



                                    By Order of the Board of Directors



                                    /s/ Michael G. Todd
                                    ----------------------------------
                                        Michael G. Todd
                                        President

September 5, 2002